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                                                                     EXHIBIT 1.2


                                       CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                             AMENDED AND RESTATED PARTICIPATING DEALER AGREEMENT
CAPTEC
Financial Group, Inc.


___________________________                         _____________________, 199__
___________________________
___________________________
[Name and Address of Broker Dealer]

Attention:_________________

Dear _______________________:

     Captec Franchise Capital Partners L.P. IV (the "Partnership") is a Delaware limited partnership formed to acquire income-producing commercial real properties ("Properties") and equipment ("Equipment") which will be leased on a "triple net" basis to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised or chain businesses such as specialty retail businesses. The Partnership also intends to acquire Properties that may be leased on a "double net" (the Partnership being responsible for the maintenance of the roof, exterior walls, and/or parking lot for such Properties) or "triple net" basis to prominent national and regional retail concerns.

     The Partnership is offering for sale units of limited partnership interest (hereinafter, the "Units") as hereinafter described. The offering is being made on a "best efforts, part or none" basis through certain selected dealers (referred to herein as "Participating Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Partnership and Captec Securities Corporation, a Michigan corporation (the "Dealer-Manager") are entering into this Amended and Restated Participating Dealer Agreement (the "Agreement") with you. References to "you" or "your" shall include you and each of your officers, directors, partners, agents, employees, or affiliates.

     The Partnership and you previously entered into a Participating Dealer Agreement (the "Original Agreement"). The Partnership, Dealer-Manager, and you wish to restate the Original Agreement as set forth below

     1. APPOINTMENT OF BROKER-DEALER.

        (a) On the basis of, and subject to the representations, warranties, covenants, terms and conditions herein set forth, you are hereby appointed a broker-dealer as an agent for the Partnership, during the Offering Period herein specified, solely for the purpose of obtaining subscriptions for the purchase of up to $30,000,000 of Units. The Units are subject to prior sale and to cancellation or modification of the offering without notice; the Partnership reserves the right to accept or reject subscriptions in whole or in part in the sole discretion of the Managing General Partner, and you shall be entitled to no commissions or other compensation for subscriptions rejected by the Partnership.

        (b) The "Offering Period" shall mean that period during which any offers to purchase Units are solicited and shall commence on the effective date of the Registration Statement (as defined in Section 2) and continue until the first to occur of the close of business on the Termination Date (as defined in Section 5) or the acceptance by the Partnership of offers to purchase 30,000 Units ($30,000,000). Subject to the performance by the Partnership of all of its obligations hereunder and to the completeness and accuracy of all of its representations and warranties contained herein, you hereby accept such appointment and agree on the terms and

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conditions herein set forth to use your best efforts during the Offering Period to obtain subscriptions for Units. Subject to the performance by you of all of your obligations hereunder and to the completeness and accuracy of all of your representations and warranties contained herein, your appointment hereunder shall not be terminable by the Partnership and shall continue until the Offering Period has ended.

     Subscriptions will be received by Michigan National Bank (the "Escrow Agent"). The General Partners reserve the right to close the subscription books at any time without notice and to reject any subscription in whole or in part, provided that subscriptions procured by it shall not be rejected unreasonably. The Partnership shall notify you promptly of the rejection of any subscription procured by it and of the reasons for such rejection.

     2. REPRESENTATIONS AND WARRANTIES OF THE DEALER-MANAGER AND THE GENERAL PARTNERS.

     The General Partners and the Dealer-Manager jointly and severally represent and warrant to you as follows:

        (a) STATEMENT AND PROSPECTUS. A Registration Statement (Registration number 333-9371 on Form S-11) with respect to the Units, including a Preliminary Prospectus (as hereinafter defined), has been prepared by the Partnership and the General Partners in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of the final Registration Statement will be or have been delivered to you. As used in this Agreement, the term "Preliminary Prospectus" means each preliminary prospectus filed with such Registration Statement and amendments, the term "Registration Statement" means such registration statement in the form in which it becomes effective and the term "Prospectus" means the prospectus in the form first filed with the Commission pursuant to its Rule 424 (b) after the Registration Statement becomes effective.

        (b) COMPLIANCE WITH THE ACT. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as hereinafter defined): (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements and information which are required to be included therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) NO SUBSEQUENT MATERIAL EVENTS. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to and including the Termination Date and except for the acquisition of Properties and/or Equipment as contemplated in the Prospectus, the Partnership has not: (i) incurred and will not have incurred any direct or contingent liabilities or obligations except in the ordinary course of business which are material to the Partnership or entered in to any other transaction which is material to the Partnership, whether or not in the ordinary course of business; or (ii) undergone or undertaken any material adverse change, or a development which can be seen to involve a prospective material adverse change, in the general affairs, business, capitalization, properties, financial position or results of operation, as the case may be, of the Partnership.

        (d) FINANCIAL STATEMENTS. The financial statements and schedules of the Partnership and the General Partners included in the Registration Statement and the Prospectus



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and in any amendment or supplement thereto fairly present, or in the case of future amendments or supplements will fairly present, the financial condition of such persons and the results of their operations and changes in their financial position, if any, as of the dates and for the periods therein specified, and said financial statements have been and will be prepared in accordance with generally accepted accounting principles which have been consistently maintained and applied throughout the periods involved, except as specifically noted in the financial statements included in the Registration Statement and Prospectus or any amendment or supplement thereto, as the case may be.

        (e) PARTNERSHIP STATUS. The Partnership is duly formed and validly existing under the Revised Uniform Limited Partnership Act as enacted and in effect in the State of Delaware (the "Uniform Act"), with full power and authority to conduct its business as described in the Prospectus, and to enter into and perform this Agreement.

        (f) AUTHORIZATION. The filing of the Registration Statement and of applications under the securities laws of various jurisdictions (the "Blue Sky Applications") and the execution, delivery and performance of this Agreement are authorized by the Partnership Agreement and have been duly authorized by the Partnership and the General Partners. The person or persons who have or will sign this Agreement on behalf of the Managing General Partner and the Partnership are or will be duly authorized so to sign. This Agreement is a valid and legally binding obligation of the Partnership, except as rights to indemnity under Section 8 hereof may be limited by federal or state securities laws. The performance of this Agreement and the Partnership Agreement and the consummation of the transactions contemplated herein and therein, respectively, and the fulfillment of the terms hereof and thereof, respectively, will not result in a breach of any of the terms and provisions of, or constitute a default (or any event which with notice, lapse of time or both would constitute a default) under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which either the Partnership or any of the General Partners are or will be a party or by which any of them or any of their properties are or will be bound, or under any rule or regulation or order of any court or other governmental agency or body which is applicable or will be applicable to the Partnership or the General Partners or any of their properties or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the General Partners or property or assets of, or to be acquired by, the Partnership. No consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or the Partnership Agreement by the Partnership, or for the consummation of the transactions contemplated hereby and thereby, respectively (except as may be required under the Act, or under state securities laws in connection with the distribution of the Units or from the NASD) regarding this Agreement.

        (g) PENDING ACTIONS. Except as set forth in the Prospectus, there is no action, suit or proceeding pending before any court or governmental agency, authority or body, or to the knowledge of the General Partners, threatened, which might result in any material adverse change in the condition (financial or other), business or prospectus of the General Partners or the Partnership. There is no contract or document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

        (h) STATUS OF THE CORPORATE GENERAL PARTNER. Captec Franchise Capital Corporation IV is a corporation duly organized as a corporation under the laws of the State of Michigan, and it is validly existing and in good standing as a corporation under such laws to conduct business as described in the Prospectus, and has full right, power and authority to enter into this Agreement.

        (i) UNITS; PARTNERSHIP AGREEMENT. The General Partners will appropriately amend the Partnership Agreement to add the names of subscribers of Units whose funds have been disbursed to the Partnership as Limited Partners in the Partnership (if necessary under the



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Uniform Act), and the Units with respect to which such action has been taken will, when sold and paid for as described in the Prospectus and the Partnership Agreement, represent valid limited partnership interests in the Partnership, fully paid and nonassessable, and will conform to the description thereof contained in the Registration Statement and the Prospectus.

        (j) The Partnership is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or the General Rules and Regulations thereunder.

        (k) There is no litigation or governmental proceeding pending or known by the Partnership or the General Partners to be threatened against, or involving the business of, the Partnership which, if adversely determined, would materially and adversely affect the Partnership.

        (l) This Agreement has been duly and validly authorized, executed and delivered by the Partnership and is a legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (l) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, and (iii) except to the extent that the indemnification provisions of this Agreement are or may be held to be violative of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.


        (m) The Units, upon the issuance thereof, will be duly and validly authorized and issued.

     3. YOUR REPRESENTATIONS AND WARRANTIES.

     You represent and warrant to the Dealer-Manager and Partnership as follows:

        (a) You have the necessary power and authority to execute this Agreement and to perform the obligations imposed upon you and consummate the transactions contemplated hereby.

        (b) You are an entity duly organized and validly existing under the laws of the state of organization; you are duly authorized to execute this Agreement and to perform hereunder, and the execution by you of this Agreement and the performance of the obligations and consummation of the transactions contemplated hereby will not result in any material breach or violation of, or constitute a default under, any agreement or instrument to which you are a party or by which your properties are bound, or any judgment, decree, order or any statute, rule or regulation applicable to you.

        (c) You are a member in good standing of the NASD and you agree to comply with all applicable rules of the NASD, including the NASD's Rules of Fair Practice and all applicable provisions of the Securities Exchange Act of 1934, as amended, (the "1934 Act") including, without limitation, Rule 15c2-4 under the 1934 Act, and the securities laws of the jurisdictions in which offers to purchase Units will be solicited by you in connection with the sale of Units; you are also registered as a broker-dealer and in good standing under the 1934 Act, and under the securities law of said jurisdictions in which you may offer or sell Units.

        (d) You agree to comply with the provisions contained in NASD Notice to Members 84-64 relating to the forwarding of subscription documents and subscription proceeds to the Escrow Agent and the return of such subscription documents or subscription proceeds to a subscriber within the periods specified. Specifically, you agree that:




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                (i) all investors will be instructed to make their checks
        payable as follows:

                  Michigan National Bank Escrow Agent for
                  Captec Franchise L.P. IV;

                (ii) upon receipt of a check not conforming to the instructions set forth in the Prospectus, you shall return such check directly to such subscriber not later than the end of the next business day following its receipt by you;

                (iii) if you provide internal supervisory review of subscriptions at the same location at which subscription documents and checks are received from subscribers, checks, together with a copy of the signature page of each Subscription Agreement, will be transmitted to the Escrow Agent or to the broker-dealer registered under the 1934 Act, whose responsibility it is to handle, review investor suitability, process and document the subscription and investor funds, prior to the end of the next business day following your receipt of such materials;

                (iv) if final internal supervisory review is conducted at a different location than that at which checks and subscription documents are received, checks will be transmitted to the office at which such final internal supervisory review is performed by the end of the next business day following receipt. In addition, such final review office will, in turn, by the end of the next business day following receipt, transmit such checks, together with a copy of the signature page of each Subscription Agreement, for deposit to the Escrow Agent or to the processing broker-dealer; and

                (v) if a processing broker-dealer is involved, checks, together with a copy of the signature page of each Subscription Agreement, will be transmitted by such processing broker-dealer for deposit to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by the processing broker-dealer. In addition, if checks are rejected, subscriptions will be promptly returned to such subscribers.

        (e) You expressly agree that any and all compensation payable pursuant hereto shall be earned and paid to you only if and after subscription proceeds have been remitted to the Partnership by the Escrow Agent as otherwise described herein.

     4. COMPENSATION.

        (a) Subject to the provisions of paragraph 3(e), the Partnership agrees that the Dealer-Manager will pay you a commission equal to 8% of the principal amount of all Units sold directly by you on each Closing Date (hereafter
defined).   However, the commission rate on sales of 501 or more Units will be reduced in accordance with the schedule set forth in the section of the Prospectus titled "Who Should Invest-Plan of Distribution-Compensation".

        (b) Subject to the provisions of paragraph 3(c), you also will be reimbursed for your bona fide due diligence expense, including, but not limited to, due diligence meetings, third party reports, and travel, provided however that in no event will aggregate reimbursements to all Participating Dealers exceed .5% of the proceeds of this Offering.

        (c) The performance of your obligations hereunder and the consummation of the transactions contemplated herein shall not entitle you to any further compensation or remuneration, or any share in any of the profits or losses of the Partnership or any equity interest in or right to influence, manage or control the business, or conduct the affairs of the Partnership except as expressly set forth in this Section 4.




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        (d) Notwithstanding anything to the contrary contained herein, in the event the payment of some or all of the compensation payable hereunder is or will be violative of applicable state or federal broker-dealer compensation requirements (including but not limited to applicable laws, regulations and interpretive opinions), then you agree that such fee shall be waived to the extent payment thereof is unlawful.

     5. OFFERING.

     Offers to purchase Units shall not be solicited other than at the price and upon the terms and conditions set forth in the Prospectus. All funds received by you in payment of subscriptions to purchase Units will be processed in accordance with the procedures set forth in subparagraph 3(d) hereof.

     All persons who subscribe for Units, and whose subscriptions for the purchase of Units are accepted by the Managing General Partner, will be issued Units for which they have subscribed as soon as practicable after the Managing General Partner has accepted, and collected funds have been deposited with the Escrow Agent representing, subscriptions for not less than 2,000 Units ($2,000,000; 2,000 Units is hereinafter referred to as the "Minimum Number of Units"); provided, however, that if subscriptions to purchase the Minimum Number of Units have not been received and accepted by the close of business one year after the effective date of the Prospectus, the offering of Units, the Offering Period and this Agreement shall terminate, and any and all funds deposited with the Escrow Agent shall be refunded to subscribers as described in subparagraph 1(b) hereof (the "Termination Date").

     If, by the Termination Date, collected funds representing the Minimum Number of Units have been deposited with the Escrow Agent, such funds shall be paid to the Partnership by the Escrow Agent and the Partnership shall thereupon pay to you amounts payable pursuant to paragraph 4(a) hereof.


     6. YOUR COVENANTS.

     You covenant and agree with the Partnership, General Partners, and Dealer-Manager that you will:


        (a) Comply with all requirements imposed upon you by the Act, the 1934 Act, the published rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and the Rules of Fair Practice of the NASD including the requirements of: (i) Sections 8, 24, 25, 26 and 36 of
Article III of the Rules of Fair Practice; and (ii) Appendix F of Article III,
Section 34 of such Rules of Fair Practice ("Appendix F") and in particular the requirements of Sections 3 and 4 of Appendix F.

     In connection with the foregoing, you specifically covenant that:

                (i) you will have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by it or any of its associated persons, that:
        (A) the subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the tax benefits in cases in which they are a significant aspect of the Partnership; (B) the subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership, including loss of investment and limited liquidity; and (C) the Partnership is otherwise a suitable investment for the subscriber;




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                (ii) you will not execute any transaction in the Partnership in a discretionary account without the prior written approval of the transaction by the customer;

                (iii) you shall maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each subscriber;

                (iv) you shall have reasonable grounds to believe, based on information made available to you by the General Partners through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Partnership;

                (v) in determining the adequacy of the disclosed facts pursuant to subparagraph (iv) above, you shall obtain information on material facts relating at a minimum to the following, if relevant: (A) items of compensation; (B) physical properties; (C) tax aspects; (D) financial stability and experience of the General Partners; (E) the Partnership's conflicts and risk factors; and (F) appraisals and other pertinent reports;

                (vi) you shall not permit the purchase of Units unless you appropriately inform prospective subscribers of all pertinent facts relating to the liquidity and marketability of the Partnership during the term of the investment;

                (vii) you agree not to commence the public solicitation of subscriptions for the Units until authorized to do so by the General Partners;

                (viii) you will have obtained information on material facts relating at a minimum to the items set forth in Section 4(b) of Appendix F of the NASD Rules of Fair Practice; and

                (ix) to the extent you are relying on the results of an inquiry conducted by another NASD member firm, you will satisfy the conditions set forth in Section 4(c) of Appendix F to the NASD Rules of Fair Practice.

     In addition, you agree not to deliver any additional written, audio or audiovisual material prepared by the Partnership for use in conjunction with the offer or sale of the Units (the "Supplemental Literature") to any person unless the Supplemental Literature is accompanied or preceded by the Prospectus. You confirm that you are registered and are in good standing under the 1934 Act and a member of the NASD.

        (b) You will solicit purchases of the Units only in the states and other jurisdictions in which the Partnership's Blue Sky memoranda indicate that such solicitation can be made and in which you have determined that such solicitation can be made and in which you are qualified to so act, and to solicit purchases of the Units only from those persons to whom offers and sales will be made by the Partnership as described in the Prospectus under "Who Should Invest."

        (c) You will not give any information or make any representation in connection with the offering of the Units other than those contained in the Prospectus and Supplemental Literature furnished by the General Partners. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material. You are not authorized to act as agent of the Partnership or the General Partners in connection with any transaction, and you agree not to act as such agent and not to purport to do so without the prior written approval of the General Partners. You agree that, if and when the General Partners supply you with copies of any supplement to the Prospectus, you will affix copies of such supplement to copies of the Prospectus already in your possession, and that thereafter you will only distribute Prospectuses containing such supplement and that you will accept subscriptions only from investors who have



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received a copy of the Prospectus containing such supplement.  Your further agree to comply with all instructions from the General Partners concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

        (d) Upon the reasonable request of the General Partners, you will furnish them with such information as may be reasonably necessary for them to be apprised of the status of the solicitation of offers to purchase Units.

        (e) Maintain, for your benefit and the benefit of the Partnership, for a period of not less than five (5) years, file memoranda and other customary and appropriate documents and records substantiating your compliance with the foregoing requirements.

        (f) You will not use any offering or selling materials other than materials furnished or approved by the Partnership, and than only in such manner as shall be directed by the Partnership. To the extent that information is provided to you marked "For Broker/Dealer Use Only," you covenant and agree not to provide such information to prospective investors.

        (g) During the Offering Period, you shall not take any action or permit any action to occur which would result in any of the representations and warranties contained herein being untrue in any material respect as of a time immediately after such action is taken or permitted.

        (h) Subject to your and the Partnership's right to terminate this Agreement as set forth in Section 11 hereof, if at any time during the Offering Period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, you will promptly notify the Partnership thereof (unless the information shall have been received from the Partnership) and you will assist the Partnership, by whatever means are available to you, in the preparation of an amended or supplemented Prospectus which will correct such statement or omission.

     7. CONDITIONS OF CLOSING.

     The purchase of, and payment for, the Units on a Closing Date shall be subject to the continuing accuracy of the representations and warranties of the Partnership and you as of the date hereof and as of the Closing Date; to the performance by the Partnership and you of their respective obligations hereunder; and to the following conditions:

        (a) On or prior to the Closing Date, your counsel and our counsel shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

        (b) Prior to the Closing Date: (1) there shall have been no materially adverse change in the condition of the Partnership or its business activities from that as of the latest date as of which such conditions are described in the Prospectus, (2) there shall have been no material transactions not in the ordinary course of business, entered into by the Partnership from the latest date as of which its financial conditions are described in the Prospectus, other than transactions referred to or contemplated therein or to which you have given your written consent, (3) the Partnership shall not be in default under any provisions of any instruments relating to any material outstanding indebtedness, (4) no material amount of the assets of the Partnership shall be at the Closing Date pledged or mortgaged, except as set forth in the Prospectus, and (5) no action, suit or proceeding, at law or in equity, shall have been pending or to their knowledge threatened against the Partnership or affecting its business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling



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

or finding would adversely affect the offering of the Units, business, operations, prospects or financial condition or income of the Partnership, except as set forth in the Prospectus.

        (c) No order suspending the sale of the Units prior to the Closing Date in any jurisdiction designated by you shall have been issued on such Closing Date, and no proceedings for that purpose either shall have been instituted, or, to your knowledge or to the knowledge of the Partnership, shall be contemplated.

        (d) At the Closing Date, you shall, upon request, be delivered a certificate of the Partnership or the General Partners as the case may be, dated as of such Closing Date, to the effect that the conditions set forth in Subsections a and b above have been satisfied, and, as to the accuracy, as of the Closing Date, of its representations and warranties set forth in Section 2 hereof.

        (e) At the Closing Date, the Partnership and the General Partners shall have received your certificate, dated as of such Closing Date, as to your compliance with your covenants and agreements set forth in Sections 3 and 7 hereof.

     If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have been unfulfilled or extend the time for their fulfillment.

     The Partnership shall be under no liability to make any payment to you except out of funds received by the Partnership as hereinbefore provided, and the Partnership shall not be under any liability for or in respect of the value or validity of the Units, or the performance by anyone of any agreement on its part, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by the Partnership in this Agreement.

     8. INDEMNIFICATION.

        (a) Subject to the conditions set forth below, the Partnership, the General Partners, and Dealer-Manager agree to indemnify and hold harmless you and each person, if any, who controls you, within the meaning of Section 15 of the Act (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, or any claim with respect to which litigation or arbitration is reasonably foreseeable) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Prospectus (as from time to time amended and supplemented) other than that based upon written information provided by you or on your behalf, or (ii) in any application or other document (in this Section 8 called an "Application") executed by the Partnership or based upon written information provided by or on behalf of the Partnership filed in any jurisdiction in order to secure registration of the Units under the securities laws thereof; or (b) the omission or alleged omission from the Prospectus or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading other than an omission related to written information provided by you or on your behalf; or (c) the failure of the Partnership or its agents to comply with any of the applicable provisions of the Act, the General Rules and Regulations of the Commission or the 1934 Act; or (d) any unauthorized verbal or written representations in connection with the offer and sale of Units made by the Partnership or the agents, employees or affiliates of such persons; or (e) any material breach of the representations, warranties, covenants and/or agreements of the Partnership contained in this Agreement; or (f) any actions, direct or indirect, in connection with the offer and sale of Units by the Partnership or agents, employees or affiliates of such persons in violation of the Act, the 1934 Act or the Rules and Regulations promulgated thereunder or any state securities law and regulation.




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        (b) Subject to the conditions set forth below, you agree to indemnify and hold harmless the Partnership, Dealer-Manager, and/or the General Partners and each person, if any, who controls the Partnership and/or the General Partners within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, or any claim with respect to which litigation or arbitration is reasonably foreseeable) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Prospectus (as from time to time amended and supplemented) based upon written information provided by you or on your behalf, or (ii) in any Application executed by you or based upon written information provided by you or on your behalf filed in any jurisdiction in order to secure an exemption from the registration for the Units or the transaction in which the Units are offered under the securities laws thereof; or (b) the omission or alleged omission from the Prospectus or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if you were the source of omission or alleged omission; (c) your failure or the failure of your agents to comply with any of the applicable provisions of the Act, the General Rules and Regulations of the Commission or the 1934 Act; or (d) any unauthorized verbal or written representations in connection with the offer and sale of Units made by you or your agents, employees or affiliates; or (e) any material breach of your representations, warranties, covenants and/or agreements contained in this Agreement; or (f) any actions, direct or indirect, in connection with the offer and sale of Units by you or your agents, employees or affiliates of such persons in violation of the 1934 Act or any state securities law and regulation.

        (c) If any action is brought against any person entitled to indemnification hereunder (an "Indemnified Party") with respect to which indemnity may be sought against any person who is required to provide indemnification hereunder (the "Indemnifying Party") such Indemnified Party shall promptly notify the Indemnifying Party, in writing, of such action, and the Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party and payment of expenses. The Indemnified Party shall have the right to employ counsel in any such case, but all fees and expenses of such counsel shall be at the Indemnified Party's expense unless the Indemnifying Party shall not have employed counsel to have charge of the defense of such action, or such Indemnified Party shall have reasonably concluded in reliance upon a written opinion of counsel that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of, or expenses incurred with respect to, any such claim or action effected without their written consent. The Indemnifying Party agrees to promptly notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party, or any of its officers, directors, or agents in connection with the offer and sale of Units or in connection with the Prospectus or this Agreement.

        (d) Notwithstanding anything to the contrary provided in Section 9 of this Agreement, an Indemnifying Party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims arising out of the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. In case such claims or actions are alleged or brought against more than one Indemnified Party, then the Indemnifying Party shall only be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the Indemnified Parties against which such action is finally brought. In the event a majority of such Indemnified Parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the Partnership, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of service performed by such law firm, and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything contained herein to the contrary, an Indemnified Party may not without the prior consent of the Partnership settle or compromise any action brought against such Indemnified Party.

        (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sub-sections (a),
(b), (c) and (d) of this Section 8 is for any reason held by a court of competent jurisdiction to be unenforceable as to the Partnership or you, the Partnership and you shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Partnership, and you may be subject in such proportion so that you shall be responsible for that portion represented by the percentage that the commissions paid on the principal amount of the Units which you sold in this Offering.

     9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE SALE AND PAYMENT.

     Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Date; and such representations, warranties, covenants and agreements of you and the Partnership shall remain operative and in full force and effect regardless of any investigation made by you, or by the Partnership, and shall survive the sale of, and payment for, the Units.

     10. TERMINATION OF THIS AGREEMENT.

        (a) You or the Partnership shall have the right to terminate this Agreement at any time during the Offering Period, if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or federal authority; or if the changes in factors relating to the proposed business of the Partnership shall, in your opinion or in the Partnership's opinion, make it inadvisable to proceed with the delivery of the Units.

        (b) If you elect to terminate this Agreement as provided in this
Section 10, you shall promptly notify the Partnership pursuant to Section 11 of this Agreement. If the Partnership elects to terminate this Agreement as provided in this Section 10, the Partnership shall promptly notify you pursuant to Section 11 of this Agreement.

        (c) If you or the Partnership shall terminate this Agreement pursuant to this Section 10, no party shall have any liability to any other party, other than for obligations, if any, pursuant to Section 4 hereof, as they relate to Units sold by you through the date of termination of this Agreement.

        (d) Notwithstanding any election hereunder or any termination of this Agreement pursuant to this Section 11, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall not be in any way affected by such election or termination pursuant to this Section 10.

     11. NOTICES.

     All notices provided for by this Agreement shall be made in writing either
(i) by actual delivery of the notice into the hands of the parties thereto entitled, or by delivery via courier service to a person in the office of the person entitled to notice; or (ii) by the mailing of the notice in the United States mails to the address, as stated below (or at such other address as may be designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested, postage prepaid. The notice shall be deemed to be received on the date of deposit in the United States mails if mailed per subparagraph (ii) above, or the date of delivery to the office if sent per subparagraph (i) above.

     All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed or delivered to you at your address first set forth above; if sent to the Partnership or Dealer-Manager, shall be mailed or delivered to 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544. Should a party change its address, following delivery of notice of the new address, subsequent notices shall be sent to the new address.

     12. CONSTRUCTION.

     This Agreement shall be governed by, subject to, and construed in accordance with, the laws of the state of Delaware.

     13. SEVERABILITY.

     If any portion of this Agreement is to be held invalid or unenforceable by a court of competent jurisdiction, then, so far as is reasonable and possible
(i) the remainder of this Agreement shall be considered valid and operative and
(ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

     14. MULTIPLE COUNTERPARTS.

     This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which shall constitute, collectively, one and the same agreement; however, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart, provided such counterpart has been executed by the party to be charged with performance of this Agreement.

     15. MODIFICATION OF AMENDMENT.

     This Agreement may not be modified or amended except by written agreement executed by all the parties hereto.

     16. NUMBER AND GENDER OF WORDS.

     Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

     17. OTHER INSTRUMENTS.

     The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

     18. CAPTIONS.

     The captions used in this Agreement are for convenience only and shall not be considered as part of this Agreement.

     19. PARTIES.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Section 8 hereof and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect to or by virtue of this Agreement or any provision herein contained, including, but not limited to, persons who are or become Limited Partners of the Partnership.

     20. ENTIRE AGREEMENT.

     This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

     If the foregoing correctly gets forth the understanding between you and the Partnership, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                CAPTEC FRANCHISE CAPITAL PARTNERS
                                L.P. IV


                                By:  CAPTEC FRANCHISE CAPITAL
                                     CORPORATION IV, Managing General
                                     Partner

                                     By:
                                        -----------------------------------
                                           Patrick L. Beach
                                           President


                                CAPTEC SECURTIES CORPORATION


                                By:
                                   -----------------------------------

                                Its:
                                    ----------------------------------

Gentlemen:

We hereby confirm our agreement to abide by and conform to the terms and conditions of the foregoing Amended and Restated Participating Dealer Agreement and we acknowledge the receipt of the Prospectus relating to the Units. We confirm that we are members of the National Association of Securities Dealers, Inc.


Dated:            , 199                 By:
      ------------     --                  ------------------------------------
                                                Authorized Representative

                                                Address:

                                                -------------------------------

                                                -------------------------------
                                                Phone Number:
                                                             ------------------
                                                Fax Number:
                                                           --------------------
                                                Tax ID Number:
                                                              -----------------
                                                COMMISSION CHECKS:

                                                Name:
                                                     --------------------------

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------





STATES LICENSED:


     All Fifty States
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     All Fifty States Except:
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     Licensed in the Following States:
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